                        CONSENT OF INDEPENDENT AUDITORS


                 We consent to the incorporation by reference in this Registration Statement of Rockford Industries, Inc. on Form S-8 of our report dated February 16, 1996, except for Note 12, as to which the date is March 7, 1996, appearing in the Annual Report on Form 10-K of Rockford Industries, Inc. for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP
Costa Mesa, California
June 6, 1996





                                  Exhibit 23.2